EMPLOYMENT AGREEMENT

         This Agreement, is effective as of the 29th day of September, 1999 (the "Effective Date"), and is made and entered into by and between GALAXY ENTERPRISES, INC., a Nevada Corporation, having its principal place of business in Orem, Utah ("Galaxy"), and _______________ the undersigned individual ("Employee").

                                    RECITALS

         WHEREAS, Galaxy is in the business of developing and marketing computer software and services to companies engaged in Internet commerce; and

         WHEREAS, both Galaxy and Employee desire to embody the terms and conditions of Employee's employment in a written agreement which shall supersede any and all prior agreements of employment, whether written or oral.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

                               GENERAL PROVISIONS

         1. Employment and Term: Galaxy hereby employs Employee and Employee hereby agrees to serve Galaxy as ____________________________________. The term of Employee's employment shall be Thirty-six (36) months, and shall hereinafter be referred to as the "Initial Term." The Initial Term shall begin as of the Effective Date. Unless and until Employee's employment with Galaxy is terminated by Galaxy or Employee for any reason or no reason, at the end of the Initial Term this Agreement shall automatically be renewed and extended for additional periods of twelve (12) months each and Employee's employment with Galaxy shall continue during the extended period.

         2. Employee's Time and Loyalty: Employee shall devote Employee's full time and efforts to Galaxy during the term of Employee's employment. Employee shall also act with complete loyalty to Galaxy, and during the period of Employee's employment, Employee shall not engage in any activity or conduct prohibited by Section 14.

         3.  Compensation:

          (a) Base Salary: As compensation, Galaxy shall pay Employee a base salary in the amount of $ per year ("Base Salary"). Galaxy shall have the right, in its sole discretion, to prospectively increase the amount of Employee's Base Salary. Base Salary shall be paid according to Galaxy's regular payroll schedule.

          (b) Discretionary Bonuses: In addition to Base Salary, Employee shall be eligible to participate in the executive bonus program (the "Executive Bonus Program"). Payment of any bonus under the Executive Bonus Program shall be at the sole discretion of Galaxy and shall be according to the then current practice and criteria established by Galaxy. Galaxy may upon reasonable notice to Employee, discontinue the Executive Bonus Program for Employee effective the end of any employment year of Employee's employment.

         4. Employee's Benefits: In addition to Base Salary, until Employee's employment is terminated, Employee shall be entitled to all standard employee benefits then in effect for employees of Galaxy who are executive officers. These presently include 100% of all medical and life insurance premiums and use of a company automobile.

         5. Employee's Conduct: Employee shall conduct himself or herself in a professional manner at all times and perform the duties set forth in Exhibit "A", attached hereto, and such other duties as shall be specified by Galaxy, in a competent and responsible manner and to Galaxy's reasonable satisfaction. Employee further agrees to abide by the policies and procedures as may be set forth in handbooks, manuals and other materials provided by Galaxy.

         6.       Termination:

          (a) Prior Employment Agreements. Employee has been continuously employed by Galaxy on a full-time basis since ____________________. This Agreement revokes, amends and replaces any and all other agreements of employment, written or oral, between Employee and Galaxy. Employee's past employment with Galaxy, if any, for more than six (6) months entitles Employee to certain termination and severance benefits as set forth in Sections 6 and 7.

          (b) Discretionary Termination by Galaxy. If Employee has been previously employed full-time by Galaxy for more than six months before the Effective Date, then during and after the Initial Term, Galaxy may terminate Employee's employment at will, subject to this Agreement and Galaxy's obligation to pay Severance Pay to Employee as provided in Section
     7. If Employee has not been previously employed full-time by Galaxy for more than six months before the Effective Date, then during the first six
     (6) months of the Initial Term, Galaxy may terminate Employee's employment by giving Employee at least four (4) weeks' notice of termination or, in lieu of such notice, by paying Employee the amount of Base Salary and the benefits described in Section 4 otherwise due for such notice period.

          (c) Discretionary Termination by Employee. During the Initial Term, Employee may terminate Employee's employment by giving Galaxy at least two
     (2) weeks' notice of said resignation. After the Initial Term, Employee may terminate Employee's employment by giving Galaxy at least one (1) month notice.

          (d) Termination for Cause by Galaxy. Notwithstanding anything in this Agreement, during the Initial Term and thereafter Galaxy may terminate Employee's employment immediately for Cause. For purposes of this Agreement, "Cause" shall include (i) material breach by Employee of this Agreement, (ii) performance by Employee deemed unsatisfactory to Galaxy acting reasonably, provided Galaxy's expectations for a specific improvement or change have been communicated to Employee in writing with at least a thirty (30) day probation period allowed for the requisite improvement, (iii) Employee's dishonesty or violation of company rules by Employee, or (iv) Employee's conviction of or entrance of a plea of nolo contendere to a felony or to any other crime that may be punishable by incarceration.

          (e) Termination upon Death or Incapacity of Employee. Employee's employment with Galaxy shall automatically terminate upon Employee's death, or at the exclusive election of Galaxy, upon the Incapacity of Employee. For purposes of Sections 6 and 7, termination of Employee's employment by reason of Employee's death or Incapacity shall be considered termination of Employee's employment by Galaxy without Cause and Employee, Employee's estate or Employee's designated beneficiary, as the case may be, shall receive the Severance Pay, if any, pursuant to Section 7.

          (f) Definition of Incapacity. For purposes of this Agreement, "Incapacity" shall mean that Employee is for a period of thirty (30) consecutive days or more, unable to perform Employee's duties effectively, for reasons such as mental illness, mental deficiency, physical illness or disability, or other related condition. For purposes of this Agreement, if at any time a question arises as to the "Incapacity" of Employee, then
     Galaxy shall promptly engage three (3) physicians who are members of the American Medical Association to examine Employee and determine if by reason of sickness or injury, Employee is unable to perform the major duties of Employee's employment with Galaxy. In the event Employee appears to have mental capacity to act on Employee's own behalf, then one (1) of the three
     (3) physicians engaged by Galaxy for this purpose shall be a physician selected by Employee, one (1) shall be a physician selected by Galaxy, and one (1) shall be a physician selected by the other two (2) physicians. The decision of the three (3) physicians shall be certified in writing to Galaxy and shall be sent by Galaxy to Employee or Employee's legal representative, and shall be conclusive for all purposes of this Agreement.

         7. Effect of Termination on Compensation and Benefits: If Employee's employment is terminated by Galaxy without Cause during the first six (6) months of Employee's employment with Galaxy, Employee shall be entitled to receive only the amount of Base Salary and benefits as set forth in Section 6(b).

         If Employee's employment is terminated by Galaxy without Cause after the first six (6) months of Employee's employment with Galaxy, Employee shall be entitled to receive an amount equal to Base Salary ("Severance Pay") for twelve
(12) months from the date of termination.

         If Galaxy without Cause does not renew Employee's employment at the end of the Initial Term, or the end of any employment period thereafter, or if Employee's employment is terminated by reason of Employee's death or Incapacity, then Employee (or Employee's estate or designated beneficiary, as the case may be) shall receive Severance Pay for the applicable Severance Pay Period.

           For purposes of this Agreement, a termination by Galaxy without Cause includes a termination of employment by Employee within 30 days following any of the following events: (i) the assignment of any duties to Employee inconsistent with, or reflecting a materially adverse change in, Employee's position, duties, responsibilities or status with the Company, or the removal of Employee from, or failure to reelect Employee to any of such positions, or (ii) the relocation of the Company's principal executive offices, or relocating Employee's principal place of business, in excess of twenty five (25) miles from the Company's current executive offices.

         If Employee's employment is (i) terminated by Employee, or (ii) terminated for Cause or for Cause not renewed by Galaxy, Employee shall receive only Employee's Base Salary and the benefits described in Section 4 earned through the date of such termination.

         If Employee's employment is terminated by Galaxy without Cause, all outstanding stock options held by Employee shall vest and remain exercisable for 180 days after termination of employment.

         At the option of Galaxy, Severance Pay may be distributed in a lump sum or in regular biweekly checks over the Severance Pay Period. Any Severance Pay is subject to required payroll deductions and withholdings.

         Except as provided in this Section 7, Employee shall not be entitled to any further or other Severance Pay, Base Salary, benefits, compensation, damages or other amounts. Employee understands and agrees that notwithstanding anything in this Agreement, Galaxy's obligation to pay any Base Salary, benefits or Severance Pay after termination of employment depends upon Employee's compliance with the agreements and covenants of Sections 10 through 14. Notwithstanding anything in this Agreement, Employee shall not receive, as Severance Pay or otherwise, any health or life insurance coverage after the date of termination, except COBRA benefits, if any, as and to the extent prescribed by law.

                              PROTECTION OF GALAXY

         8. Definition of Confidential Information: In this Agreement, the term "Confidential Information," with respect to Galaxy or any third party, shall mean any and all information of Galaxy, or, as the case may be, of any third party, including any and all of the following, which are not intended to be mutually exclusive:

          (a) intellectual property, trade secrets, know how, technology, computer programs (whether owned by Galaxy or any third party or used under license), designs, data, research, lab books, methods, systems, formulae, formulations, recipes, compositions, devices, processes and records;

          (b) marketing information and methods, including marketing data, market research, sales techniques, and the names, addresses, telephone and telecopier numbers, and the operation, buying habits and practices of customers, potential customers, distributors and representatives;

          (c) information regarding employees, including terms and conditions of employment and performance evaluations;

          (d) information regarding purchasing methods and sources including the names and identifying and other information regarding vendors and suppliers, costs of materials and prices at which materials, products or services are or have been obtained or sold; and

          (e)  financial  statements,   forecasts,  reports  and  all  financial
     information not disseminated to the public.

         9. Duty of Confidentiality: Employee agrees to hold all Confidential Information of Galaxy in strictest confidence. During the term of Employee's employment, Employee may have access to and become acquainted with Confidential Information of third parties (such as suppliers and customers of Galaxy) which is in Galaxy's possession. Employee agrees to also hold such third parties' Confidential Information in strictest confidence as if it were Confidential Information of Galaxy.

         During the term of Employee's employment and thereafter, Employee shall not directly or indirectly in any way use, copy, transfer or disclose any Confidential Information of Galaxy or of any third party, except as required in the performance of Employee's duties for Galaxy, or as specifically authorized by the Chief Executive Officer of Galaxy. After the termination of Employee's employment, such authorization must be in writing. The parties understand, acknowledge and agree that, as between them, all items of Confidential Information are important, material and confidential trade secrets of Galaxy and affect the successful conduct of the business of Galaxy and its good will. Any breach of this Section 10 is a material breach of this Agreement.

         All files, documents, works and other materials containing any (i) Confidential Information of Galaxy, (ii) Confidential Information of a third party which is in Galaxy's possession, or (iii) information which Employee prepares, uses, possess or controls that affects or relates to the business of Galaxy, shall be and remain the sole property of Galaxy; and, with the exception of ordinary work routinely taken home or on business trips, shall not be removed from Galaxy's facilities without prior specific authorization of the Chief Executive Officer of Galaxy.

         After Employee ceases to be an employee of Galaxy, Employee shall not undertake any employment or activity if the loyal and complete fulfillment of the duties of such employment or activity would require Employee to disclose or use any Confidential Information in breach of this Section 10.

         Employee shall not have any obligation of confidentiality with respect to any Confidential Information which (through no fault of Employee) is or becomes publicly known as evidenced by printed publication or other published work.

         Employee hereby covenants not to disparage, orally or in writing, Galaxy or its management (including Galaxy's products, practices and policies) to any Galaxy employee, associate, distributor or member of the public. Employee understands and agrees that Employee may lose any right to Severance Pay if Employee breaches this covenant not to disparage.

         10. Return of Materials Upon Notice of Termination: Employee agrees that effective when Employee gives Galaxy, or receives from Galaxy, notice terminating Employee's employment, Employee shall immediately return to Galaxy all property of Galaxy in Employee's possession, use or control, including any and all originals and copies of any files, documents, works and other materials containing any Confidential Information of Galaxy or of any third party. Employee shall not take with him or her, or cause or permit any unauthorized destruction, disclosure or copying of, or the removal from Galaxy's facilities of, any originals or copies of any files, documents, works and other materials containing any Confidential Information of Galaxy or of any third party.

         11. Ownership of Works of Authorship and Inventions: Employee hereby assigns and transfers to Galaxy, any and all works of authorship, inventions and innovations (whether deemed patentable or not), made by Employee (or by Employee jointly with others) during the term of Employee's employment (whether same were made during or after normal office hours or at or away from Galaxy's facilities) which relate to or are useful in the business of Galaxy. For purposes of copyright law, any such work of authorship shall be deemed a work made for hire. Employee agrees to promptly disclose to Galaxy all such works of authorship, inventions and innovations. Employee agrees to execute any document reasonably requested and prepared by Galaxy that is necessary or appropriate to document, perfect or effect the intention of this Section 12 or to secure any patent, copyright registration (as a work made for hire) or other protection thereof for Galaxy.

         12. Prior Relationships of Confidentiality: Employee represents and warrants that Employee's employment under this Agreement does not violate any other agreement binding Employee, nor violate any obligation of confidentiality between Employee and any third party. Further, Employee agrees that Employee will not use for Galaxy's benefit, or disclose to Galaxy, any Confidential Information of any third party if Employee is prohibited by agreement (such as an agreement with a prior employer) or otherwise from so using or disclosing such Confidential Information. Employee represents and warrants that Employee has disclosed to Galaxy any such obligations of confidentiality and prohibitions, if any. Employee agrees to indemnify and hold Galaxy harmless from all damages, expenses, costs (including reasonable attorneys' fees) and liability incurred in connection with, or resulting from, any breach of this
Section 13.

         13. Noncompetition and Nonsolicitation: Employee agrees to abide by the following restrictive covenant, which shall apply in the United States and any country where (on the date the notice terminating Employee's employment is received) Galaxy is doing business or planning to do business within the next year through a subsidiary or joint venture (the "Restricted Territory"). The following restrictive covenant shall apply during the "Restrictive Period" which is defined to mean the period

          (i) commencing with the Effective Date, and

          (ii) ending one (1) year after the later of (x) the date of termination of Employee's employment (whether or not employment is terminated by Galaxy or Employee, or for Cause or otherwise), or (y) the date of final payment of Severance Pay was paid to Employee (or would have been paid but for a breach of this Agreement by Employee or for Cause termination of Employee's employment).

         Employee hereby covenants and agrees that Employee shall not, directly or indirectly, in the Restricted Territory during the Restricted Period, do any of the following:

          (a) own an interest in, operate, join, control, participate in or be a distributor, agent, consultant, independent contractor, employee, officer, director, partner, principal or shareholder of any individual, person or entity having revenues from the sale or license of computer software or services used by companies engaged in the promotion of e-business over the Internet. However, nothing in this Section 14 shall prohibit Employee from acquiring or owning less than one percent (1%) of any type of outstanding publicly traded securities of any company which Employee and Employee's family are not otherwise associated or affiliated with.

          (b) plan for or organize any business which competes or would compete with any product or service of Galaxy; or combine with any other employee or representative of Galaxy to organize any such competitive business.

          (c) solicit, induce or influence (or seek to induce or influence) any person under contract with Galaxy (including any associate or distributor of Galaxy) to terminate or alter his or her relationship with Galaxy.

          (d) solicit any existing customer of Galaxy.

         Further, the parties agree that Galaxy, in its sole discretion, may extend the Restrictive Period and the foregoing restrictive covenant for up to an additional year. To do so, Galaxy must (i) give Employee at least ninety (90) days prior notice of its intention to extend the restrictive covenant, and (ii) pay Employee an amount equal to the Base Salary for and during the period of such extension. Any such payments shall be paid according to Galaxy's regular payroll schedule.

         It is the intention of the parties that the foregoing restrictive covenant shall be enforced as written, and, in any other event, enforced to the greatest extent (but to no greater extent) in time, territory and degree of participation as is permitted by applicable law. Therefore, the parties agree that such covenant shall be construed to apply in time, territory and degree of participation only so far as such covenant is enforced by a court of competent jurisdiction. Thus, as generally set forth in Section 19, such covenant is hereby declared divisible and severable.

         14. Acknowledgement: Employee acknowledges that Employee's covenants and agreements in Section 14 are reasonable and necessary to protect the legitimate interests and Confidential Information of Galaxy. Employee acknowledges that Section 14 is not so broad as to prevent Employee from earning a livelihood or practicing Employee's chosen profession after termination of Employee's employment. The parties acknowledge and agree that the compensation and benefits provided for under this Agreement are in substantial part consideration for Employee's covenants in Section 14.

         Employee's covenants and agreements of Sections 10 through 16 shall survive the termination of Employee's employment by any means, reason or party.

         15. Enforcement: For any breach of Section 10, 11, 12, 13, 14 or 15, Employee agrees that Galaxy shall be entitled to equitable and other injunctive relief which may include, but shall not be limited to (i) restraining Employee from rendering any service or performing any activity in breach of this Agreement, (ii) an order for specific relief, (iii) other equitable relief, and
(iv) damages. However, no remedy available under this Agreement (including this Section 16) is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other available remedy or now or hereafter existing at law or in equity, by statute or otherwise. The election of any one or more remedies by Galaxy shall not constitute any waiver of the right to pursue other available remedies.

                                  MISCELLANEOUS

         16. Entire Agreement: This Agreement (including the recitals and Exhibit "A", which is attached hereto) sets forth the entire agreement and understanding between Employee and Galaxy and cannot be modified or altered, nor can any provision hereof be waived, except in writing signed by Employee and a duly authorized officer of Galaxy.

         17. Interpretation: The Section and other headings in this Agreement are for purposes of reference only and shall not limit, expand or otherwise affect the construction of any of the provisions of this Agreement. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

         18. Invalidity of Provision: In case any one or more of the provisions in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision(s) shall be curtailed, limited, construed or eliminated to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied and the other provisions of this Agreement shall not be affected thereby.

         19. Binding Effect: This Agreement shall inure to the benefit of and be binding upon Employee and Employee's heirs and personal representatives, and upon Galaxy and its successors and assigns, and is performable and enforceable in the State of Utah.

         20. Waiver: No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         21. Notice: Any notice required or permitted to be given under this Agreement shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, and addressed, if to Employee, to Employee's address set forth in Galaxy's records, or if to Galaxy, to its principal office. Such notice shall be deemed given when delivered, if delivered personally, or, if sent by registered or certified mail, at the earlier of actual receipt or three (3) days after mailing in United States mail, addressed as aforesaid with postage prepaid.

         22. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Utah. Any litigation arising out of this Agreement shall be conducted in applicable courts located in Salt Lake County, Utah, and the parties expressly consent to such jurisdiction and venue.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Employee:                                       Employer:

_________________________                     GALAXY ENTERPRISES, INC.

_________________________                     By _____________________________
Signature
                                              Name ___________________________

                                              Title __________________________

1

                                   EXHIBIT "A"

                                       TO

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                            GALAXY ENTERPRISES, INC.

                                       AND


                            -------------------------




                               Duties of Employee